Exhibit 10.91

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 9 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

No. _______	October 5, 2015 (“Issuance Date”)

TWINLAB CONSOLIDATED HOLDINGS, INC.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (the “Company”), grants to GOLISANO HOLDINGS LLC, a New York limited liability company (“GHL” and together with any successors and assigns “Holder”) the right to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth herein. This Warrant is being issued pursuant to that certain Securities Purchase Agreement dated the date hereof (as amended from time to time the “Purchase Agreement”) by between the Company and GHL.

This Warrant is intended to maintain, following each future issuance of shares of Common Stock pursuant to the conversion, exercise or exchange of any Qualified Derivative Securities (as defined below), the Holder’s proportional ownership of the Company’s issued outstanding Common Stock (“Common Stock Proportional Ownership”) so that it is the same thereafter as it was on the Issuance Date. On each date, the Holder’s Common Stock Proportional Ownership shall equal the ratio, as of such date, of (i) the shares of Common Stock acquired by GHL pursuant to the Purchase Agreement on the Closing Date (as defined therein) (which is 88,711,241 shares and subject to proportional and appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like), to (ii) all shares of Common Stock which are issued and outstanding on such date. As of the Issuance Date, the Holder’s Common Stock Proportional Ownership is 0.30. After the Issuance Date, if the number of shares of Common Stock of the Company which are issued and outstanding increases due to the issuance of shares of Common Stock pursuant to the conversion, exercise or exchange of Qualified Derivative Securities, then Holder shall be entitled to purchase under this Warrant a sufficient number of additional shares of Common Stock so that the ratio of the figures set forth in (i) to (ii) above as of such date returns to 0.30. Accordingly, this Warrant is exercisable upon each issuance of shares of Common Stock pursuant to a conversion, exercise or exchange of any Qualified Derivative Securities, or as otherwise specifically provided herein and on the terms and conditions set forth below.

1.          Issue. Upon exercise of this Warrant in accordance with Section 6 below, the Company shall, subject to adjustment as provided in Section 7 below, issue to the Holder the number of fully paid and non-assessable shares of Common Stock specified in Section 2 below.

2.          Number of Shares of Common Stock. From and after the Issuance Date, the Holder shall be entitled to receive upon each exercise of this Warrant the number of shares of Common Stock computed according to the following formula:

A = (B x C) / (1-C)

Where,

A = the number of shares of Common Stock that may be purchased by the Holder upon each exercise of this Warrant,

B = the number of shares of Common Stock issued by the Company from time to time on and after the Issuance Date pursuant to a conversion, exercise or exchange of any Qualified Derivative Securities and with respect to which this Warrant has not previously been exercised, and

C = the Holder’s Issuance Date Common Stock Proportional Ownership which is 0.30.

Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional Warrant Shares (as defined below) upon exercise of this Warrant. If the Holder is entitled to purchase Warrant Shares hereunder and based on the foregoing formula the Holder would be entitled to purchase a fractional Warrant Share, then such purchase right shall be rounded up to the nearest whole number.

For example, if after the Issuance Date the Company issues 17,342,105 shares of Common Stock pursuant to the conversion, exercise or exchange of Qualified Derivative Securities, then the Holder shall be entitled to purchase 7,432,331 shares of Common Stock. If thereafter the Company issues another 403,509 shares pursuant to a conversion, exercise or exchange of any Qualified Derivative Securities, then the Holder shall be entitled to purchase another 172,933 shares of Common Stock. The table attached hereto as Exhibit D is hereby incorporated by reference.

3.           Definitions. As used herein, the following terms apply:

(a)          “Derivative Securities” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(b)          “Qualified Derivative Securities” means all Derivative Securities granted prior to the Issuance Date or which are issued in exchange for or in replacement of such Derivative Securities. The Company represents and warrants to the Holder that the Qualified Derivative Securities that are outstanding on the Issuance Date are set forth on Exhibit A hereto.

(c)          “Warrant Shares” means the shares of Common Stock (or other securities or property) that may be purchased under this Warrant.

4.            Exercise Price. Subject to adjustment as provided in Section 7 below, the exercise price for the purchase of each Warrant Share hereunder is $.001 per share or such lesser amount as equals the par value of the Common Stock upon exercise of this Warrant (the “Exercise Price”). The aggregate Exercise Price due upon each exercise of this Warrant shall be the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise.

5.            Exercise Period. This Warrant may be exercised at any time and from time to time in accordance with Section 6 below from the Issuance Date, up to and including the date which is sixty (60) days after the later to occur of the termination, expiration, conversion, exercise or exchange of all the Qualified Derivative Securities and the Company’s delivery of written notice thereof to the Holder in accordance with Section 12 below, provided as of such date and the Company has honored all of its obligations hereunder (the “Exercise Period”). For avoidance of doubt, this Warrant may be exercised at any time on and after any Qualified Derivative Securities are exercised, converted or exchanged for shares of Common Stock. All rights to purchase Warrant Shares shall expire and lapse as of 12:00 midnight on the last day of the Exercise Period provided the Company has honored all of its obligations hereunder as of such time. Upon expiration of the Exercise Period, the Holder shall surrender to the Company the original of this Warrant.

6.            Exercise of Warrant; Issuance of Certificates.

(a)          This Warrant may be exercised, in whole or in part, upon each issuance of shares of Common Stock pursuant to a conversion, exercise or exchange of any Qualified Derivative Securities.

(b)          The Holder may exercise this Warrant by the Holder’s actual delivery of (i) the aggregate Exercise Price due with respect to the Warrant Shares being purchased in cash or by check, and (ii) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit B, properly executed by the Holder. Notwithstanding the foregoing, this Warrant shall be deemed exercised upon the consummation of any Major Transaction (as defined below) if any Qualified Derivative Securities are exercised, converted or exchanged in connection with a Major Transaction (as defined below),

(c)          Any Warrant Shares purchased hereunder shall be deemed to be issued to the Holder as of the date of the exercise, conversion or exchange of the Qualified Derivative Securities or the consummation of the Major Transaction, in each case that gave rise to the Holder’s right to purchase such Warrant Shares or receive payment pursuant hereto. The payment and any required Warrant Exercise Form must be delivered to the Company’s offices either in person or as set forth in Section 11.

(d)          Certificates for the Warrant Shares purchased hereunder shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after this Warrant is deemed exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder.

7.            Certain Transactions.

(a)          Major Transactions. If there shall occur any recapitalization (including a combination or subdivision of outstanding shares of Common Stock), capital reorganization or reclassification of the issued and outstanding shares of Common Stock, or any consolidation or merger of the Company or any subsidiary of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company and/or any subsidiary resulting in payment to the holders of the issuance and outstanding shares of Common Stock, or the payment of a liquidating distribution to the holders of issued and outstanding shares of Common Stock (each a “Major Transaction”), then the following provisions shall apply:

(i)          As part of any Major Transaction, lawful provision shall be made so that the Holder shall have the right to receive, upon the exercise of the portion of this Warrant then exercisable, the kind and amount of shares of stock or other securities or property (including cash) that the Holder would have been entitled to receive if, immediately before or concurrently with the consummation of any such Major Transaction, the Holder had held the number of shares of Common Stock which could then have been purchased upon the exercise of this Warrant. Upon receipt of any such shares of stock or other securities or property (including cash) that portion of the Warrant with respect to which the Holder received such shares of stock or other securities or property (including cash) shall be deemed exercised.

(ii)         If, as part of a Major Transaction, the surviving entity in any such Major Transaction or purchaser of assets (each a “Surviving Entity”) plans to assume any Qualified Derivative Securities after such Major Transaction is consummated (the “Assumed Warrants/Options”), then lawful provision shall be made so that (A) the portion of the purchase rights hereunder that correspond to the Assumed Warrants/Options will also be assumed and honored by the Surviving Entity and (B) the Holder will be entitled with respect thereto to purchase the same types of shares and securities for which the Assumed Warrants/Options are exercisable on the same relative terms and Exercise Price as provided herein.

(iii)        If a Major Transaction is not a merger, consolidation or sale of substantially all of the assets of the Company and/or one or more of its subsidiaries, then this Warrant shall continue to remain in effect as provided herein after consummation of such Major Transaction to the extent any purchase rights hereunder correspond to any portion of any Qualified Derivative Securities which also so remain in effect.

(iv)        If the Company or any Surviving Entity, or their respective agents or representatives, makes a payment to any holder of Qualified Derivative Securities (“Terminated Qualified Derivative Securities”) at any time in consideration for the termination of, agreement not to exercise, or any similar undertaking with respect to, such Qualified Derivative Securities, then legal provision shall be made so that payment is also made to Holder at the same time with respect to the portion of the purchase rights under this Warrant which correspond to the Terminated Qualified Derivative Securities. Such payment to Holder will be calculated in accordance with the formula set forth in Section 2, except variable A will equal the payment to Holder under this Section 7(a)(iv) and variable B will equal the aggregate payment to holders of Terminated Qualified Derivative Securities described in the preceding sentence. Upon receipt of any such payment that portion of the Warrant with respect to which the Holder received such payment shall be deemed exercised.

(v)         With respect to the foregoing, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 7 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrants. Without limiting the foregoing, the Company acknowledges and agrees that more than one of the foregoing subsections of this Section 7 may apply to this Warrant in a Major Transaction if the Qualified Derivative Securities do not have uniform terms and complete exercise of purchase rights in connection therewith. For purposes hereof, purchase rights under this Warrant “correspond” to Qualified Derivative Securities based on the number of shares which are or may be purchasable with respect thereto in accordance with the formula set forth in Section 2 above.

(b)          Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions which are not otherwise provided for herein, then the Company shall make appropriate adjustment to the terms hereof so as to protect the rights of the Holder so that it receives an economically equivalent value as it would otherwise have been entitled to hereunder; provided, however, that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 7.

(c)          Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records.

8.            Certain Company Undertakings.

(a)          No Impairment. The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action involving the Company and/or one or more of its subsidiaries, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the exercise privilege of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

(b)          Notice.

(i)          Promptly following receipt of notice of the conversion, exercise or exchange of any Qualified Derivative Securities, the Company shall deliver to the Holder a written certificate signed by an officer of the Company (“Warrant Purchase Rights Notice Certificate”) which sets forth therein the number of such shares of Common Stock being issued pursuant thereto, the date on which issuance will occur, the number of Warrant Shares which the Holder of this Warrant is entitled purchase upon exercise hereof, the aggregate Exercise Price due therefor and all supporting facts and calculations. The Company shall keep a copy of each Warrant Purchase Rights Notice Certificate with the Company’ corporate records. The Company shall promptly provide the Holder with a copy of each Warrant Purchase Rights Notice Certificate upon any request therefor by the Holder.

(ii)         In the event that the Company proposes to engage in a Major Transaction, then the Company shall provide written notice (a “Major Transaction Notice”) thereto to the Holder which shall state the date on which the Major Transaction is scheduled to be consummated and terms of such Major Transaction, including the effect of the conversion, exercise or exchange of any Qualified Derivative Securities and the adjustment to this Warrant as a result thereof as provided in Section 7 herein (e.g., the number of Warrant Shares or other securities or property (including cash) that the Holder is entitled to receive and the aggregate Exercise Price due from the Holder as a result thereof). Within 10 days following the consummation of the Major Transaction, the Company shall deliver to the Holder a written certificate signed by an officer of the Company or the Surviving Entity if applicable (“Major Transaction Consummation Notice Certificate”) thereto to the Holder of the consummation of the Major Transaction and any variations of the terms disclosed in the Major Transaction Notice as well as the other information required by Section 7(a) above.

9.            Compliance with Act; Disposition of Warrant or Shares of Common Stock.

(a)          The Holder, by acceptance hereof, agrees that this Warrant, and the Warrant Shares to be issued upon exercise hereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Warrant Shares being acquired are registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available, the Holder shall confirm in writing that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially in the form required by the Purchase Agreement.Said legend shall be removed by the Company, upon the written request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

(b)          With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of counsel, if requested by the Company, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Warrant Shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company shall be deemed to have consented to such transfer, which shall not be unreasonably withheld, delayed or conditioned (except with respect to any transfer to any affiliate of the Holder as described more fully in Section 9(c) below, in which case no consent shall be required) (any such transfer as to which no consent is required or consent has been deemed granted, a “Permitted Transfer”). If a determination has been made pursuant to this Section 9(b) that the opinion of counsel or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, , if applicable, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c)          Neither any restrictions of any legend described in this Warrant nor the requirements of Section 9(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Warrant Shares) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of or other holder of an interest in the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member or other holder of an interest, or (iii) to any affiliate of the Holder if the Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

10.          Registration Rights. The Warrant Shares are “Registerable Shares” under the Registration Rights Agreement dated as of October [●], 2015 between the Company and GHL, as amended and/or restated from time to time (the “Registration Rights Agreement”).

11.          Reservation of Underlying Shares.

(a)          The Company covenants at all times to reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon exercise of the Warrant as herein provided, the maximum number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. As of the date hereof, the Company has reserved 12,697,977 shares of Common Stock for issuance under this Warrant.

(b)          The Company covenants that all shares of Common Stock issued upon exercise of the Warrant which shall be so issuable shall, when issued, be duly and validly issued and fully paid and non-assessable, free from all taxes, liens and charges with respect to the purchase and the issuance of the shares, and shall not have any legend or restrictions on resale, except as required by the Purchase Agreement or hereby.

12.         Notices. All notices to be given or otherwise made to any party, to this Warrant shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the following addresses or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties.

(a)	If to the Company:

TWINLAB CONSOLIDATED HOLDINGS, INC.
632 Broadway, Suite 201
New York, NY 10012
Attn: Richard H. Neuwirth, Chief Legal Officer
Email: RNeuwirth@twinlab.com

with a copy to (which copy shall not constitute notice):

Wilk Auslander LLP

1515 Broadway, 43rd Floor

New York, NY 10036

Attn: Joel I. Frank, Esq.

(b)	If to GHL:

Golisano Holdings LLC

c/o Fishers Asset Management

1 Fishers Road

Pittsford, NY 14534

Facsimile: (585) 340-1202

with a copy to (which shall not constitute notice):

Woods Oviatt Gilman LLP

700 Crossroads Building

2 State Street

Rochester, New York 14614

Attn: Gordon E. Forth, Esq.

All such notices shall, when delivered by over-night courier or mailed, be effective when received or when attempted delivery is refused.

13.         Compliance with Governmental Requirements. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be, provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction.

14.         Payment Of Tax Upon Issue or Transfer. The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon exercise in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

15.         Effect Of Headings: References. The section headings herein are for convenience only and shall not affect the construction hereof. References herein to Sections are to Sections of this Warrant, unless otherwise expressly provided.

16.         No Rights As Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company with respect to the Warrant Shares, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Company solely based on the Warrant Shares, unless and to the extent exercised for Warrant Shares in accordance with the terms hereof.

17.         Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Holder and its successors and assigns, and shall be binding upon any entity succeeding to the Company by merger or acquisition of all or substantially all the assets of the Company. This Warrant may be only assigned in whole by the Holder. Upon the execution and delivery to the Company of a Warrant Assignment Form substantially in the form of Exhibit C attached hereto together with this Warrant, the Company shall issue to the assignee a warrant as appropriate in accordance with such assignment.

18.         Entire Agreement: Amendments. The Purchase Agreement, the Warrant and the Exhibits attached hereto and the Registration Rights Agreement contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto. This Warrant may only be amended and the observance of any terms of this Warrant may only be waived by a written instrument executed by both the Company and the Holder.

19.         Governing Law.

(a)          This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof, except to the extent that the laws of the State of Nevada shall apply to the issuance of shares of Common Stock by the Company.

(b)          Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in Monroe County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as of the date first set forth above.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	President and Chief Executive Officer

Accepted:

Golisano Holdings LLC

By:	/s/ B. Thomas Golisano
B. Thomas Golisano, Member

EXHIBIT A

QUALIFIED DERIVATIVE SECURITIES EXISTING AS OF THE ISSUANCE DATE

See attached.

EXHIBIT B

WARRANT EXERCISE FORM

To:	TWINLAB CONSOLIDATED HOLDINGS, INC.

The undersigned hereby: (1) irrevocably subscribes for and offers to purchase ____ shares of Common Stock of Twinlab Consolidated Holdings, Inc., pursuant to that certain Common Stock Purchase Warrant dated October 2, 2015 issued to Golisano Holdings LLC; (2) encloses a payment of $_______________ for these shares at a price of $.001 per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

Golisano Holdings LLC

Signature of Holder
B. Thomas Golisano

Address:

EXHIBIT C

WARRANT ASSIGNMENT FORM

To: TWINLAB CONSOLIDATED HOLDINGS, INC.

Reference is made to the enclosed Common Stock Purchase Warrant dated October 2, 2015, issued by Twinlab Consolidated Holdings, Inc. to Golisano Holdings LLC (the “Assigned Warrant”). All capitalized terms used herein shall have the meanings given thereto in the Assigned Warrant.

For consideration received, the undersigned does hereby assign and transfer to the person whose name and address appears below (the “Assignee”) all of the undersigned’s right to purchase shares of the Common Stock of Twinlab Consolidated Holdings, Inc. (the “Corporation”) pursuant to the Assigned Warrant. The undersigned hereby appoints ______________________________ as my attorney, with full power of substitution, to affect the transfer of the Assigned Warrant of the books of the Corporation. The undersigned hereby requests that a new warrant in the form of the Assigned Warrant be issued to the Assignee with such changes thereto as may be necessary to reflect this Assignment.

Name and Address of Assignee:

Assignor:

Exhibit D

Table

See attached.